United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2015

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On December 15, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Realty Income Corporation (the “Company”) eliminated single trigger acceleration for future grants of time-vesting restricted stock and restricted stock unit awards to its named executive officers, and approved amendments to the employment agreements of certain of its named executive officers (other than John P. Case, its Chief Executive Officer), increasing the severance amounts payable in the event of qualifying termination.

            Specifically, the Committee approved new form of award agreements (the “New Award Agreements”) pursuant to which the Company may grant discretionary time-vesting restricted stock and restricted stock unit awards under its 2012 Incentive Award Plan to its named executive officers (including its Chief Executive Officer).  The New Award Agreements provide for “double-trigger” accelerated vesting of the award in the context of a change in control of the Company, such that restricted stock and restricted stock units will vest in full upon a termination of employment by the Company without “cause” or due to the grantee’s “constructive termination”, in either case, on or within 18 months following a “change in control” (each, as defined in the New Award Agreements).

            In addition, the Committee approved an amendment (the “Amendment”) to the employment agreements (the “Employment Agreements”) between the Company and each of the following named executive officers of the Company: Sumit Roy, President and Chief Operating Officer; Paul M. Meurer, Executive Vice President, Chief Financial Officer and Treasurer; and Michael R. Pfeiffer, Executive Vice President, General Counsel and Secretary (collectively, the “Executives”). The Amendment increases the cash severance payable to the Executives upon a termination of employment by the Company without “cause” or by the Executive due to a “constructive termination”, in either case, on or within twelve months following a “change in control” (each, as defined in the Employment Agreements) (the “change in control payment”) to two times the sum of the Executive’s annual base salary and the average of the Executive’s cash bonus for the prior three years.  Absent the Amendment, the Employment Agreements provide for change in control payment equal to the sum of the Executive’s average cash bonus for the prior three years and 1.5 times the executive’s annual base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2015	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary